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                              CONSULTING AGREEMENT


                  THIS CONSULTING AGREEMENT ("Agreement") dated as of October 1, 1998, is made and entered into by and between OSI PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and GARY E. FRASHIER (the "Consultant").

                              W I T N E S S E T H:

                  WHEREAS, the Consultant has served as a director and Chief Executive Officer of the Company since 1990 and was elected Chairman of the Board in December, 1997;

                  WHEREAS, pursuant to the Company's plan of senior management succession, the Consultant has today retired as Chief Executive Officer and will continue to serve as Chairman of the Board;

                  WHEREAS, the Company has derived great value from the Consultant's services as Chief Executive Officer, and the Company desires to obtain consulting services from the Consultant in furtherance of the Company's interests in addition to the services which the Consultant will continue to provide as Chairman of the Board; and

                   WHEREAS, the Consultant desires to provide consulting services to the Company on the terms and conditions hereinafter set forth;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual promises hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:


         1. ENGAGEMENT. The company hereby retains the Consultant and the Consultant hereby agrees to provide consulting services to the Company upon the terms and conditions set forth herein.


         2. COMPENSATION.

                  (a) The Company shall pay to the Consultant a fee at the rate of $295,400 per year for the period commencing October 1, 1998, and ending December 31, 1998, and at the rate of $140,000 per year for the period commencing January 1, 1999, and ending December 31, 1999, payable in monthly installments on the first day of each month commencing October 1, 1998.

                  (b) Commencing January 1, 1999, the Consultant shall be entitled to receive all compensation payable to outside directors in addition to the compensation provided in this Section 2. Although in accordance with policies adopted by the Company's Compensation Committee of the Board of Directors, the Consultant will not be entitled to receive automatic grants of options to purchase the Company's Common Stock pursuant to the Company's

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"formula plan" for outside directors, the Consultant will be eligible for special grants of stock options from time to time as determined in the sole discretion of the Compensation Committee.

                  (c) The Company shall provide the Consultant with the use of an automobile and shall reimburse the Consultant for his reasonable and necessary expenses in connection with the use of such vehicle in furtherance of the business of the Company, provided that the Consultant properly accounts for such expenses in accordance with Company policy.

                  (d) The Company shall provide the Consultant with the use of an office and secretarial support at the Company's headquarters in Uniondale, New York.

                  (e) The compensation and benefits expressly provided in this
Section 2 shall constitute the totality of compensation and benefits to which the Consultant shall be entitled; provided that the Consultant shall be entitled to be reimbursed for any expenses reasonably incurred by him in connection with the performance of services under this Agreement pursuant to the Company's regular established procedures for this purpose.

                  (f) The compensation and benefits provided in this Section 2 shall continue in effect through December 31, 1999. No later than September 30, 1999 (and each September 30 thereafter if this Agreement continues in accordance with Section 4), the Company's Compensation Committee will determine the compensation and benefits to be provided to the Consultant for the following year.


         3. CONSULTING SERVICES.

                  (a) During the term of this Agreement, the Consultant shall perform such consulting services within his competence and expertise as shall be reasonably requested by the Company. The Consultant commits to devote approximately one-half of his working time to such consulting services.

                  (b) During the term of this Agreement, the Consultant shall not, without the prior written consent of the Company, provide consulting services for or to any other person or entity engaged in the same business as the Company.


         4. TERM. The term of this agreement will commence on October 1, 1998, and shall continue until December 31, 1999. This agreement shall automatically be extended for one or more additional one-year terms unless written notice of termination is provided by either party to the other at least sixty (60) days prior to the end of the then current term of this Agreement.

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         5. CONFIDENTIAL AND PROPRIETARY INFORMATION.

                  (a) All information concerning the Company (whether written or oral) disclosed in connection with this Agreement shall be received and retained by the Consultant as strictly confidential. Notwithstanding the foregoing, there shall be no obligation to retain as confidential information which (i) is in the public domain at the time of receipt or comes into the public domain without breach of this Section; (ii) can be shown to have been known by the Consultant prior to receipt; (iii) becomes known to the Consultant through a third source whose own knowledge was acquired entirely independent of the Consultant; or (iv) is approved for disclosure by the Company in writing.

                  (b) All business or technical information identified by the Company or reasonably identifiable as proprietary to the Company and which the Consultant was put in a position to discover in the conduct of his duties hereunder shall be and remain the exclusive property of the Company at all times and shall be returned to the Company upon its request or upon termination of this Agreement.

                  (c) The Consultant hereby agrees that any and all information, inventions and discoveries, whether or not patentable, that he conceives and/or creates during the term of this Agreement and any extensions thereof, and which are a direct or indirect result of work performed hereunder, shall be the sole and exclusive property of the Company. The Consultant hereby assigns to the Company any and all right, title and interest which he has or may acquire in the same. The Consultant further agrees that he will promptly execute any and all applications, assignments or other instruments which an officer of the Company or the Board of Directors of the Company shall deem necessary or useful in order to apply for and obtain Letters Patent in the United States and all foreign countries for said information, inventions and discoveries and in order to assign and convey to the Company the sole and exclusive rights, title and interest in and to said information, inventions, discoveries, patents applications and patents thereon. The Company will bear the cost of preparation of all such patent applications and assignments and the cost of prosecution of all such patent applications in the United State Patent Office and in the patent offices of foreign countries.

                  (d) The Consultant acknowledges that by reason of the uniqueness of the Company's business that the covenants set forth in this Section are reasonable and necessary for the protection of the Company's legitimate business interests.

                  (e) The Consultant hereby acknowledges that irreparable harm will result to the Company in the event of the breach of the covenants contained in this Section. In the event that the Consultant breaches any of the covenants contained in this Section, the Consultant agrees that in addition to all other remedies or damages which may be available, the Company shall be entitled to seek and obtain both temporary and permanent restraining orders or injunctions issued by a court in order to prevent the violation of any of the covenants made by the Consultant pursuant to this Agreement.


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                  (f) The Consultant expressly acknowledges and agrees that the provisions of this Section shall survive the termination of this Agreement.


         6. TERMINATION. Notwithstanding anything herein contained to the contrary, if after the date hereof and prior to the end of the term of this Agreement, (i) either (A) the consultant shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of 90 consecutive days or for an aggregate of 90 days within any period of twelve consecutive months, (B) the Consultant shall be convicted of a felony or other crime involving moral turpitude, (C) the Consultant shall commit any act or omit to take any action in bad faith and to the detriment of the Company or any subsidiary or affiliate of the Company, or
(D) the Consultant shall breach any material term of this agreement and fail to correct such breach within 10 days after receiving notice of the same, then, and in each such case, the Company shall have the right to give notice of termination of the Consultant's services hereunder as of a date to be specified in such notice (which date may be the date such notice is given), and this Agreement shall terminate on the date so specified; or (ii) the Consultant shall die, then this Agreement shall terminate on the date of the Consultant's death.


         7. EMPLOYMENT AGREEMENT. The Employment Agreement, dated February 9, 1990, between the Company and the Consultant is hereby terminated.


         8. GOVERNING LAW. The validity, enforceability and interpretation of this Agreement shall be determined in accordance with the laws of the State of New York.


         9. RELATIONSHIP CREATED. The relationship of the Consultant and the Company is that of independent contractors. Nothing contained in this Agreement shall be construed to place the Company and the Consultant in a relationship as partners, joint venturers, employer and employee or principal and agent.


         10. ASSIGNMENT. The Consultant shall not assign, convey or transfer this Agreement or any part of his rights under this Agreement without the prior written consent of the Company. Any such assignment, conveyance or transfer without the Company's prior written consent shall be void.


         11. NOTICES.

                  Any notice or other communication required or permitted to be given pursuant to the provisions of this Agreement shall be deemed to have been sufficiently given, if in writing and either delivered against receipt or sent by registered or certified mail, with postage prepaid, addressed as indicated and shall be deemed sent and delivered on the third day following the deposit thereof in the United States mail:

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        If to the Company:

                 OSI Pharmaceuticals, Inc.
                 106 Charles Lindbergh Blvd.
                 Uniondale, New York 11553-3649
                 Attn.:  Robert L. Van Nostrand,
                         Vice President, Finance and Administration

        If to the Consultant:

                 Gary E. Frashier
                 29314 Lawrence Way
                 Fair Oaks Ranch, TX  78015


         Either party may, by notice as aforesaid, designate a different address or addresses for notices or other communications intended for it.


         12. PARTIES IN INTEREST. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors and permitted assigns.


         13. MISCELLANEOUS.

                  (a) This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes and cancels any and all previous contracts or agreements between the parties with respect to the subject matter hereof. It may not be altered, amended or modified except by written instrument duly executed by the parties hereto. This Agreement shall become binding only after the same is signed by an officer of the Company at its general offices.

                  (b) The headings contained herein are inserted for convenience only and shall not be deemed to have any substantive meaning.


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                  (c) This Agreement may be executed in two or more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                  OSI PHARMACEUTICALS, INC.


                                  By:    /s/ Colin Goddard
                                  ---------------------------------------------
                                  Name:  Colin Goddard, Ph.D.
                                  Title: President and Chief Executive Officer




                                  /s/ Gary E. Frashier
                                  ---------------------------------------------
                                  GARY E. FRASHIER



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